Exhibit 10.1(b)

                                                   EXECUTION COPY




             CLEVELAND HOPKINS INTERNATIONAL AIRPORT


                       SECOND SUPPLEMENTAL
               SPECIAL FACILITIES LEASE AGREEMENT


                              WITH


                   CONTINENTAL AIRLINES, INC.


  ____________________________________________________________


               $71,440,000 City of Cleveland, Ohio
             Airport Special Revenue Refunding Bonds
                           Series 1999
              (Continental Airlines, Inc. Project)

  ____________________________________________________________


                           Dated as of

                          March 1, 1998

                But effective as set forth herein

  ____________________________________________________________


                Squire, Sanders & Dempsey L.L.P.
                          Bond Counsel

                       TABLE OF CONTENTS

                                                            Page


Section 1.   Use of Defined Terms. . . . . . . . . . . . .   2
Section 2.   Leased Premises; Existing Lease . . . . . . .   3
Section 3.   Issuance of Series 1999 Bonds . . . . . . . .   3
Section 4.   Bond Rent . . . . . . . . . . . . . . . . . .   3
Section 5.   Remedies. . . . . . . . . . . . . . . . . . .   5
Section 6.   Effect of Termination . . . . . . . . . . . .   6
Section 7.   Airline's Right to Terminate. . . . . . . . .   6
Section 8.   Notices . . . . . . . . . . . . . . . . . . .   6
Section 9.   Tax Matters with respect to the
             Series 1999 Bonds . . . . . . . . . . . . . .   6
Section 10.  Indemnification-Bond Matters. . . . . . . . .   8
Section 11.  Continuing Disclosure . . . . . . . . . . . .   8
Section 12.  Effective Date. . . . . . . . . . . . . . . .   8
Section 13.  No Personal Liability . . . . . . . . . . . .   8
Section 14.  Approval of Indenture . . . . . . . . . . . .   9
Section 15.  Interpretation of Agreement . . . . . . . . .   9
Section 16.  Entire Agreement; Amendment . . . . . . . . .   9
Section 17.  Severability. . . . . . . . . . . . . . . . .   9
Section 18.  Memorandum of Lease . . . . . . . . . . . . .   9

            THIS SECOND SUPPLEMENTAL SPECIAL FACILITIES LEASE AGREEMENT ("Supplemental Agreement") is made and entered into as of this 1st day of March, 1998 but effective as of the date of delivery of the Series 1999 Bonds (defined herein) and defeasance of the Series 1990 Bonds (defined herein) upon the terms and conditions set forth herein, by and between the CITY OF CLEVELAND, a municipal corporation and political subdivision of the State of Ohio ("City"), and CONTINENTAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware and authorized to do business in the State of Ohio ("Airline"), to supplement the 1989 Special Facilities Lease described below, under the following circumstances (capitalized words and terms in these preambles, unless stated otherwise or unless the context dictates otherwise, shall have the meanings given to them in Article I hereof):

                           WITNESSETH:

             WHEREAS, City owns and operates Cleveland Hopkins
International Airport ("Airport"); and

             WHEREAS, the Council of City, pursuant to Ordinance No. 1585-A-76, passed on August 16, 1976, authorized City to enter into agreements and leases substantially in the form attached to that Ordinance as Exhibit A setting forth the terms on which certain airlines would lease portions of the Airport from City and be permitted to use the Airport's facilities; and

             WHEREAS, the Council of City, pursuant to Ordinance
No. 2551-A-82, passed on June 15, 1983, authorized City to enter into additional such agreements and leases with additional
Scheduled Airlines (as defined therein); and

             WHEREAS, pursuant to Ordinance No. 2551-A-82, City entered into an Agreement and Lease with Airline, dated as of May
15, 1987 (the "Original Lease"); and

             WHEREAS, Section 20.20 of the Original Lease and
Section 3(e) of Ordinance No. 1773-A-76, passed by the Council of City on August 16, 1976 permit City to issue Special Revenue Bonds to finance and refinance the construction of any Special Facilities (both as defined in the Original Lease); and

             WHEREAS, pursuant to Ordinance No. 2729-89, passed by the Council of City on December 11, 1989, the Council of City authorized City, among other things, to issue and deliver its $76,320,000 Airport Special Revenue Bonds, Series 1990 (Continental Airlines, Inc. Project) (the "Series 1990 Bonds") and to execute and deliver a Special Facilities Lease (the "1989 Special Facilities Lease") to secure repayment of bond service charges on the Series 1990 Bonds by Airline; and

             WHEREAS, pursuant to Ordinance No. 3005-90, passed by the Council of City on February 11, 1991, the Council of City authorized an amendment to the 1989 Special Facilities Lease by modifying the scope of the improvements made to the 1989 Special Facilities Lease and amending Exhibits B, C, D and E thereto; and

             WHEREAS, pursuant to Ordinance No. 2044-97, passed by the Council of City on January 26, 1998, the Council of City authorized City, among other things, to (i) issue its $71,440,000 Airport Special Revenue Refunding Bonds, Series 1999 (Continental Airlines, Inc. Project) (the "Series 1999 Bonds") for the purpose of refunding the Series 1990 Bonds on December 1, 1999, (ii) enter into the First Supplemental Special Facilities Lease and
(iii) enter into this Supplemental Agreement;

             NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, agreements and conditions contained herein, the parties hereto agree as follows:

             Section 1. Use of Defined Terms. Unless otherwise defined herein and except as otherwise stated herein, all capitalized words and terms defined in the Original Lease or the 1989 Special Facilities Lease and used herein are used herein with the definition assigned to them in the Original Lease or the 1989 Special Facilities Lease, respectively, and upon the effectiveness of this Supplemental Agreement, the term "Agreement" shall include and incorporate this Supplemental Agreement together with the 1989 Special Facilities Lease. Reference to the term "this Lease" in the 1989 Special Facilities Lease shall then mean the Agreement, as heretofore and hereby amended and supplemented. Capitalized terms used herein without definition herein or in the Original Lease or the 1989 Special Facilities Lease shall have the meanings set forth in the Indenture (defined herein). The following words and terms are used herein with the following definitions, which definitions supplement and amend the definitions set forth in Article I of the 1989 Special Facilities Lease as of the effective date of this Supplemental Agreement:

             "Agreement" means, collectively, the 1989 Special
Facilities Lease as supplemented and amended pursuant to Ordinance No. 3005-90 and by the First Supplemental Lease and this Supplemental Agreement, as it may be further amended or supplemented from time to time.

             "Best Efforts", when describing an obligation of City, shall not include the obligation to invoke City's police powers or any other power or authority derived solely from City's status as a municipal corporation or public utility that is different from the power or authority of a private commercial landlord.

             "Bonds" means the Series 1999 Bonds and any Additional Bonds (as defined in the Indenture) issued pursuant to the Indenture.

             "First Supplemental Lease" means the First
Supplemental Special Facilities Lease between City and Airline dated as of March 1, 1998, authorized pursuant to Ordinance No.
2044-97, passed by the Council on January 26, 1998.

             "Indenture" means the Trust Indenture dated as of March 1, 1998 between City and the Trustee pursuant to which the Series 1999 Bonds are being issued, as it may be amended or supplemented from time to time.

             "Series 1990 Indenture" means the Trust Indenture dated as of December 1, 1989 between City and The Huntington
National Bank, as Trustee for the Series 1990 Bonds, pursuant to which the Series 1990 Bonds were issued.

             "Trustee" means Chase Manhattan Trust Company,
National Association.

             Section 2. Leased Premises; Existing Lease. City, in consideration of the payment of Basic Rent and Bond Rent and the covenants and agreements stated in the 1989 Special Facilities Lease, as heretofore supplemented and amended and as further supplemented and amended by this Supplemental Agreement, agrees to lease the Continental Special Facilities to Airline, and does hereby confirm the lease made to Airline pursuant to the 1989 Special Facilities Lease, as hereby amended and supplemented, and Airline acknowledges such lease of the Continental Special Facilities. The 1989 Special Facilities Lease, as heretofore amended and supplemented, shall remain in full force and effect as originally written, except as hereby supplemented and amended.

             Section 3. Issuance of Series 1999 Bonds. In order to provide funds for the refunding of the Series 1990 Bonds and to pay certain costs of issuance of the Series 1999 Bonds, City agrees to authorize, issue, sell and deliver the Series 1999 Bonds in the principal amount, payable and redeemable, all as set forth in the Indenture and City agrees to deposit the proceeds of the Series 1999 Bonds as provided in the Indenture.

             Section 4.  Bond Rent.  Section 7.05 of the 1989
Special Facilities Lease is hereby amended and supplemented as of the effective date of this Supplemental Agreement to read in its entirety as follows:

             "All capitalized words and terms used in this Section
7.05 but not otherwise defined in this Agreement shall have the meanings assigned to them in the Indenture.

             a. Airline shall pay Bond Rent by making payments to the Trustee for the account of City on the following dates and in the following amounts:

                  (i) On or before each Interest Payment Date and each other date on which interest on Bonds is payable (whether at stated maturity, upon mandatory redemption or upon acceleration of Bonds by the Trustee in accordance with the Indenture), Airline shall pay an amount which, together with other amounts on deposit in the Interest Account created under the Indenture, will be sufficient to pay the interest on Bonds payable on that date; provided, however, that no Event of Default shall occur hereunder if any such payment is made within two business days of such Interest Payment Date.

                  (ii) On or before each date on which principal of Bonds is payable (whether at stated maturity, upon mandatory redemption or upon acceleration of Bonds by the Trustee in accordance with the Indenture), Airline shall pay an amount which, together with other amounts on deposit in the Principal Account created under the Indenture, will be sufficient to pay the principal of Bonds payable on that date; provided, however, that no Event of Default shall occur hereunder if any such payment is made within two business days of such Interest Payment Date.

                  (iii)  On or before each optional redemption
             date, Airline shall pay an amount which, together with other amounts on deposit in the Redemption Account created under the Indenture, will be sufficient to pay the principal of and premium, if any, on Bonds to be redeemed by optional redemption on that date.

             b. In addition to the Bond Rent, and in the manner hereinafter provided, Airline shall pay as "additional rent" (i) to the Trustee for the account of City, such amounts as shall be required to satisfy any requirement to pay the Rebate Amount to the United States as provided in the Indenture, (ii) all amounts due under the Indenture to the Trustee, Paying Agent, and Authenticating Agent (each as defined in the Indenture) and (iii) all other amounts payable by the City under the terms of the Indenture (other than Bond Service Charges).

             c. All Bond Rent and all additional rent payable pursuant to subsection (b) of this Section 7.05 shall be paid by Airline in lawful money of the United States of America in immediately available funds, provided that Airline may offset, against amounts payable as Bond Rent under subdivision (a)(ii) of this Section 7.05 for the retirement or the redemption pursuant to mandatory sinking fund redemption of Bonds of a given series and maturity, the principal amount of any Bonds of that series and maturity delivered in lieu of such Bond Rent by Airline to the Trustee. Bonds delivered in lieu of Bond Rent due on or before a redemption date for the redemption of Bonds must be delivered to the Trustee before the Trustee selects the Bonds to be redeemed on that date. All such rental payments and delivery of Bonds in lieu thereof shall be made to the Trustee, at its designated corporate trust office, and the Trustee shall hold and apply the same in accordance with the provisions of the Indenture.

             d. Airline shall have the right to prepay all or any part of the Bond Rent in order to cause Bonds to be redeemed or to be deemed paid and discharged in accordance with the terms and provisions of the Indenture. City agrees that it will give notice to the Trustee to redeem Bonds as provided in the Indenture in such principal amounts and at such times as Airline shall request in writing.

             e. Airline's obligation to pay Bond Rent and additional rent payments at the times and in the amounts specified in this Section 7.05 shall be absolute and unconditional and shall continue in any event, including without limitation, whether or not
(1) Airline shall remain in possession of the Continental Special Facilities or be able to use the same, or (2) the Original Lease, the 1989 Special Facilities Lease or this Supplemental Agreement shall have terminated or been cancelled, or (3) the Continental Special Facilities or any interest therein are taken for any period by condemnation or other means by any governmental authority, or
(4) the Continental Special Facilities deteriorate or become obsolete or are damaged or destroyed for any cause whatsoever, or become unusable by Airline, or (5) City fails to perform and observe any agreement, express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. All rental payments payable pursuant to this Section 7.05 shall be made absolutely net, free from all claims, demands, defenses or offsets against City of any kind or nature whatsoever other than payment. Nothing contained in this subsection shall be construed to release City from the performance of any of the agreements on its part herein contained, and in the event City shall fail to perform any such agreement on its part, Airline may institute such action against City as Airline may deem necessary to compel performance, provided that no such action shall (a) violate the agreements on the part of Airline contained in the first two sentences of this paragraph or (b) diminish the payments and other amounts required to be paid by the Airline pursuant to this Section 7.05. Airline may, however, at its own cost and expense and in its own name prosecute or defend any action or proceeding or take any other action involving third persons which Airline deems reasonably necessary in order to secure or protect its rights hereunder, and in such event City hereby agrees to cooperate fully with Airline and to take all action necessary to effect the substitution of Airline for City in any such action or proceeding if Airline shall so request.

             f. In the event the Airline shall fail to make any of the Bond Rent or additional rent payments required in this
Section 7.05, each payment so in default shall continue as an obligation of Airline until the amount in default shall have been fully paid, and Airline will pay interest on each overdue Bond Rent payment at the rates specified in the Indenture or, if not so specified, the average rate borne by the Bonds on the date each such payment became due."

             Section 5.  Remedies.  Section 12.02 of the 1989
Special Facilities Lease is hereby amended and supplemented to read in its entirety as follows:

             "Whenever an Event of Default shall have occurred and be continuing, City may take any one or more of the following remedial steps:

             a. City shall have the right, with or without terminating this Agreement, to re-enter the Continental Special Premises and take possession of the same by summary proceedings, re-entry or otherwise, and remove all persons and/or property from the Continental Special Premises (which property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Airline), without being liable to indictment, prosecution or damages therefor, and without prejudice to any other rights which City may have by reason of such Event of Default.

             b. City shall have the right to terminate this Agreement and/or the Hangar Lease and all rights of Airline hereunder or thereunder by giving 60 days' written notice of such termination to Airline and the Trustee.

Upon exercise of any one or more of such remedial steps, City shall exercise Best Efforts to relet the Continental Special Facilities (and, if City terminates the Hangar Lease, the Hangar Site Improvements) and to maximize rentals, charges and fees collected from any such reletting; provided, however, that if the Continental Special Facilities cannot be relet at a rental rate sufficient to fully cover the incremental operation and maintenance costs in excess of minimum operation and maintenance costs upon such reletting of the Continental Special Facilities, City shall not undertake such reletting. Amounts paid to City under leases or other agreements regarding the reletting or use of the Continental Special Facilities and the Hangar Site Improvements will be paid, first, to the Basic Rent Reserve Fund to cover any deficiency therein; second, to the payment of Basic Rent that would have been payable under this Agreement by Airline; third, to the payment of any additional rent required to be paid pursuant to Section 7.05(b) of this Agreement; and fourth, so long as the Bonds are outstanding under the Indenture, to the payment of Bond Rent. If City terminates the Hangar Lease, the rentals, charges and fees collected from such reletting shall also include an amount equal to the rent that would have been payable by Airline to City under the Hangar Lease."

             Section 6. Effect of Termination. Section 12.03 of the 1989 Special Facilities Lease is hereby amended and supplemented by adding the parenthetical phrase "(other than Bond
Rent)" to the existing third line, after the word "Agreement."

             Section 7.  Airline's Right to Terminate.  Paragraph
b. of Article XIV of the 1989 Special Facilities Lease is hereby amended and supplemented by adding ", Section 7.05" after the reference to Section 3.01 in the first sentence thereof.

             Section 8.  Notices.  Section 17.05 of the 1989
Special Facilities Lease is hereby amended and supplemented by adding the following notice address for the Trustee:

             Chase Manhattan Trust Company, National Association
             c/o Skylight Office Tower - Suite 920
             1660 West Second Street
             Cleveland, Ohio  44113

             Section 9.  Tax Matters with respect to the Series
1999 Bonds. In connection with the issuance and delivery of the Series 1999 Bonds, Airline covenants as follows:

             a. Airline has taken and caused to be taken and shall take and cause to be taken all actions that may be required of it alone or in conjunction with City for the interest on the Series 1999 Bonds to be and to remain excluded from gross income of the owners of Series 1999 Bonds for federal income tax purposes (other than a "substantial user" of the Continental Special Facilities or a "related person"), and that it has not taken or permitted to be taken on its behalf, any action that, if taken, would adversely affect such exclusion under the provisions of the Code. Airline's failure to comply with such covenant shall not give rise to or constitute an Event of Default hereunder to the extent that any affected Series 1999 Bonds are redeemed in accordance with the Indenture.

             b. At least 95% of the net proceeds of the Series 1999 Bonds (as defined in Section 150 of the Code) will be used to provide an airport within the meaning of Section 142(a)(1) of the Code. As used herein and Section 142(a)(1) of the Code, the term airport means (1) items of property which are directly related and essential to servicing aircraft, enabling aircraft to take off and land, or transferring passengers or cargo to or from aircraft, and
(2) property located at or adjacent to an airport that is functionally related and subordinate to such facilities specified in b.(1) above and which is of a character and size commensurate with the character and size of the airport and in either case is a capital expenditure that constitutes land or is of a character subject to the allowance for depreciation under Sections 167 and
168. All of such property will be available to and will serve the general public on a regular basis, including serving private companies operating as common carriers that serve the general public on a regular basis. All of such property is, or upon completion of acquisition or construction will be, situated at or immediately contiguous and adjacent to an airport and must be so located in order to perform their functions. The term airport does not include the costs of any office building or office space within a building or a computer facility, either of which serves a system-wide or regional function of Airline. All of such property financed by the net proceeds of the Series 1999 Bonds is, or upon completion will be, owned by City or another governmental unit within the meaning of Section 142(b)(1) of the Code. Airline will not request or authorize any disbursement that, if paid, would result in less than 95% of the net proceeds of the Series 1999 Bonds being so used. The costs of issuance financed by the Series 1999 Bonds will not exceed 2% of the proceeds of the Series 1999 Bonds (within the meaning of Section 147(g) of the Code), and Airline will not request or authorize any disbursement pursuant to
Section 5.04 hereof or otherwise, that, if paid, would result in more than 2% of the proceeds of the Series 1999 Bonds being so used. None of the proceeds of the Series 1999 Bonds will be used to pay for working capital expenditures (within the meaning of Treasury Regulations Paragraph 1.150-1(b)).

             c. In accordance with Section 147(b) of the Code, the weighted average maturity of the Series 1999 Bonds does not exceed 120% of the weighted average reasonably expected economic life of the property financed or refinanced by the Series 1999 Bonds.

             d. None of the proceeds of the Series 1999 Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; any store the principal business of which is the sale of alcoholic beverages for consumption off premises; any hotels or other lodging facilities; any retail facilities (including food and beverage facilities) in excess of the size necessary to serve passengers (and persons who meet or accompany them) and employees at the Airport; any retail facility including, but not limited to, rental car lots (other than parking for the general public that is no more than a size necessary to serve passengers and employees at the Airport) for passengers or the general public located outside the Airport terminals; office buildings for individuals who are not employees of a governmental unit or of City; industrial parks or manufacturing facilities or; any office space that is not located on the premises of the Airport, or in which more than a de minimis amount of the functions to be performed will not be directly related to the day-to-day operations at the Airport.

             e. Except for land acquired by City in connection with an airport for noise abatement or wetland preservation or for future use as an airport and as to which there is not other significant use of such land, less than 25% of the net proceeds of the Series 1999 Bonds will be used directly or indirectly to acquire land or any interest therein, and none of such land is being or will be used for farming purposes; no portion of the net proceeds of the Series 1999 Bonds will be used to acquire existing property or any interest therein unless the first use of such property or interest therein is pursuant to such acquisition or the rehabilitation requirements of Section 147(d)(3) of the Code are satisfied with respect to such property.

             f. The Series 1999 Bonds are not "federally guaranteed" within the meaning of Section 149(b) of the Code.

             g. At no time will any funds constituting gross proceeds (within the meaning of Section 148 of the Code) of the Series 1999 Bonds be used in a manner as would constitute failure of compliance with Section 148 of the Code. Airline shall restrict the use of Bond proceeds in such manner and to such extent necessary to assure that the Series 1999 Bonds will not constitute arbitrage bonds under Section 148 of the Code.

             h. The Series 1999 Bonds are not "pooled financing bonds" or "hedge bonds" within the meaning of Section 149(f) and
(g) of the Code, respectively.

             i.   Airline will comply fully with its
representations, warranties and covenants set forth in this Supplemental Agreement.

             Section 10. Indemnification - Bond Matters. (a) Airline agrees to indemnify and hold harmless City, its officers and employees and the members of the Council of City from any claims, liabilities, costs and expenses incurred on account of (i) the authorization, issuance, sale, redemption or servicing of the Bonds or the provision by Airline of any information or certification furnished in connection therewith (including, without limitation, any information furnished by Airline for and included in, or used as a basis for preparation of, any certifications, information statements or reports made or furnished by City or Airline to assure the exclusion of the interest on the Bonds from gross income for federal income tax purposes), or (ii) Airline's failure to comply with any requirement of this Agreement or the Code pertaining to the exclusion of the interest on the Bonds from gross income for federal income tax purposes. Nothing set forth in the preceding sentence shall be construed to affect the rights and/or obligations of Airline or City under the Agreement.

             (b) Airline agrees to indemnify the Trustee under the Indenture with respect to the Bonds for, and to hold it harmless against, all liabilities, claims, costs and expenses (including reasonable attorney's fees and expenses) incurred without negligence or willful misconduct on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of the Agreement, the Bonds or the Indenture, or any action taken at the request of or with the consent of Airline, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under the Agreement, the Bonds or the Indenture.

             Section 11. Continuing Disclosure. Airline has entered into a continuing disclosure agreement with the Trustee with respect to the Series 1999 Bonds with respect to the continuing disclosure required by Rule 15c2-12 promulgated by the SEC under the Securities and Exchange Act of 1934, as amended, 14 C.F.R. Paragraph 240.15c2-12. Airline shall comply with and carry out all of its continuing disclosure obligations under such agreement. However, any failure by Airline to comply with any requirements under such agreement shall not give rise to or constitute an Event of Default hereunder.

             Section 12. Effective Date. This Supplemental Agreement shall become effective upon the issuance and delivery of the Series 1999 Bonds in accordance with the Indenture and the defeasance of the Series 1990 Bonds in accordance with the Series 1990 Indenture. If the Series 1999 Bonds are not so delivered or the Series 1990 Bonds are not so defeased, this Supplemental Agreement shall be null and void and of no force or effect.

             Section 13. No Personal Liability. No elected official, director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Supplemental Agreement or because of any breach thereof or because of its or their execution or attempted execution.

             Section 14. Approval of Indenture. The Indenture has been submitted to Airline for examination, and Airline acknowledges, by execution of this Supplemental Agreement, that it has approved the Indenture and the execution and delivery thereof.

             Section 15.  Interpretation of Agreement.  This
Supplemental Agreement shall be deemed to have been made in, and be construed in accordance with the laws of, the State of Ohio.

             Section 16. Entire Agreement; Amendment. The Agreement, as supplemented by this Supplemental Agreement, constitutes the entire agreement between the parties hereto with respect to the Continental Special Facilities and supersedes all other representations or statements heretofore made, oral or written, except as otherwise herein provided. This Supplemental Agreement may be amended only in writing, and executed by duly authorized representatives of the parties hereto in accordance with the terms of the Indenture, provided that the description of the Improvements set forth in the 1989 Special Facilities Lease may be revised from time to time on the written request of Airline approved in writing by the Director of Port Control on behalf of City, provided that no such revision materially alters the Continental Special Facilities as initially contemplated hereunder.

             Section 17. Severability. In the event any covenant, condition or provision herein contained is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained, provided the invalidity of any such covenant, condition or provision does not materially prejudice either City, Trustee, Bondholders, or Airline in their respective rights and obligations contained in the valid covenants, conditions and provisions of this Agreement.

             Section 18. Recording; Memorandum of Lease. Upon the effective date of this Supplemental Agreement, this Supplemental Agreement shall be recorded with the Recorder of Cuyahoga County or, in the alternative, in the event that either party so requests, the parties hereto shall execute, attest, acknowledge and deliver for recording with the Recorder of Cuyahoga County a short form Memorandum of Lease of this Supplemental Agreement, to be executed pursuant hereto in the form and content prescribed by Section 5301.251 of the Ohio Revised Code.

            IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.


ATTEST as to those signing on      CITY OF CLEVELAND
behalf of the City of Cleveland:

________________________________   By: ________________________
________________________________             Mayor
Printed Name

________________________________   By: ________________________
________________________________         Director of Finance
Printed Name

                                   By: ________________________
                                         Acting Director of
                                            Port Control


The within instrument is hereby
approved as to form and correctness
_____________, 1998


          Director of Law


By _____________________________
    Assistant Director of Law




ATTEST as to those signing on      CONTINENTAL AIRLINES, INC.
behalf of Continental Airlines, Inc.:

________________________________   By:____________________________
________________________________   Title: ________________________
Printed Name


________________________________
________________________________
Printed Name

STATE OF OHIO      )
                    )     SS:
COUNTY OF CUYAHOGA  )


       Before me, a Notary Public in and for said County, personally appeared Michael R. White, known to me to be the person who, as Mayor of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, he signed said Agreement for and on behalf of the said City as its free and voluntary act, and as his own free and voluntary act.

       IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                          ___________________________________
                          Notary Public

                          My commission expires:

STATE OF OHIO      )
                    )     SS:
COUNTY OF CUYAHOGA  )


       Before me, a Notary Public in and for said County, personally appeared Martin Carmody, known to me to be the person who, as Director of Finance of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, he signed said Agreement for and on behalf of the said City as its free and voluntary act, and as his own free and voluntary act.

       IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                          ______________________________________
                          Notary Public

                          My commission expires:

STATE OF OHIO      )
                    )     SS:
COUNTY OF CUYAHOGA  )


       Before me, a Notary Public in and for said County, personally appeared LaVonne Sheffield-McLain, known to me to be the person who, as the Acting Director of Port Control of the City of Cleveland, executed the above and foregoing Agreement and acknowledged that, being duly authorized by Ordinance of the Council of the City of Cleveland, she signed said Agreement for and on behalf of the said City as its free and voluntary act, and as her own free and voluntary act.

       IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this _______ day of __________________, 1998.


                          _____________________________________
                          Notary Public

                          My commission expires:

STATE OF _________ )
                    )     SS:
COUNTY OF ________  )


       Before me, a Notary Public in and for said County, personally appeared Holden Shannon, known to me to be the person who, as Vice President, Corporate Real Estate, of Continental Airlines, Inc., executed the above and foregoing Agreement and Lease and acknowledged that, being duly authorized by Resolution of the Board of Directors of said Corporation, he signed said Agreement for and on behalf of the said Corporation as its free and voluntary act and as his own free and voluntary act.

       IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal this ______ day of ________________________, 1998.


                          _____________________________________
                          Notary Public

                          My commission expires: